Exhibit 99.1

Brooks Automation Reports Results of Fiscal Third Quarter of 2018, Ended June 30, 2018

CHELMSFORD, Mass., August 6, 2018 (PRNewsire) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the third quarter of 2018, ended June 30, 2018.

Highlights of Fiscal Third Quarter of 2018

•	Revenue was $223 million, 8% higher compared to 2018 Q2 and 23% higher compared to 2017 Q3;
•	GAAP Net Income was $23 million with diluted EPS of $0.32;
•	Non-GAAP Net Income was $32 million;
•	Non-GAAP diluted EPS of $0.46 was 14% higher compared to 2018 Q2.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended
	June 30,	March 31,	June 30,
Dollars in thousands, except per share data	2018	2018	2017
GAAP net income attributable to Brooks Automation, Inc.	$22,717	$67,020	$17,350
GAAP diluted earnings per share	$0.32	$0.95	$0.25

Non-GAAP net income attributable to Brooks Automation, Inc.	$32,358	$28,267	$25,353
Non-GAAP diluted earnings per share	$0.46	$0.40	$0.36

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments

“The results in the third quarter of our 2018 fiscal year continue to highlight the capability of two strong business segments well-positioned in two strong markets,” commented Steve Schwartz, CEO of Brooks Automation.  “Revenue growth of 23% year over year was driven by both segments with 20% growth in our Semiconductor business unit, and 35% growth in Life Sciences.  The acquisitions in this quarter of Tec-Sem, which added to our Semiconductor reticle stocker offerings,  and BioSpeciMan, which added reach and customer relationships in Canada to our Life Science’s biostorage offerings, will further enhance our growth capability going forward.”

GAAP Summary

Revenue for the third quarter of fiscal 2018 increased 8% to $223 million compared to the second quarter of fiscal 2018. Gross profits increased 6% from the second quarter of fiscal 2018, providing gross margins of 39.9%, 70 bps below the second quarter.  Operating expense of $62 million increased 3%, or $2 million, primarily driven by the two acquisitions that closed in April 2018.  Income tax expense totaled $3 million.  GAAP net income in the quarter was $23 million and diluted earnings per share was $0.32.

The amortization of intangible assets, restructuring charges, impact of purchase price accounting adjustments, charges related to M&A and special charges are appropriately included in the GAAP summary of earnings discussed above. The impact on earnings of such non-GAAP adjustments is referenced in the unaudited table included within this press release.

In the following analysis of the non-GAAP results, Brooks adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations, which the Company believes is more comparable to the similar analysis provided by its peers. Brooks also excludes special charges or gains, such as impairment losses, gains or losses from the sale of assets, as well as other gains and charges that are assessed to not be representative of the normal operations of the business.

Results of Q3 Fiscal 2018 (Non-GAAP Discussion)

Third quarter non-GAAP net income was $32 million, resulting in non-GAAP earnings per share of $0.46. This compares to non-GAAP net income of $28 million and non-GAAP earnings per share of $0.40 in the second quarter of fiscal 2018, and non-GAAP net income of $25 million and non-GAAP earnings per share of $0.36 in the third quarter of fiscal 2017.  Compared sequentially to the second quarter, the Company reported 80 basis points expansion at the non-GAAP operating profit margin line and the non-GAAP net income margin line in the third quarter.  The primary driver of the margin expansion was 8% revenue growth with only 3% growth of non-GAAP operating expense.

As noted above, revenue for the third fiscal quarter of 2018 was $223 million, up 8% compared to the second fiscal quarter of 2018. The Semiconductor Solutions segment revenue was higher in the third quarter compared to the second quarter by $15 million, or 9%, at $174 million.  The Life Sciences segment revenue grew $1 million, or 2%, sequentially to $50 million.  The Life Sciences segment revenue increased 35% year-over-year in total and 13% on an organic basis.

Adjusted gross margin, which excludes amortization and purchase accounting impacts, was 40.9% in the third quarter, slightly below the prior quarter by 20 basis points.  The Semiconductor Solutions segment non-GAAP adjusted gross margin was 41.7% in the third quarter, which was 20 basis points higher than last quarter’s results reflecting improved margins in vacuum automation.  The Life Sciences segment non-GAAP adjusted gross margin was 38.1% in the third quarter, 170 basis points lower than the second quarter, primarily driven by higher costs in store systems.  In summary, the total Brooks non-GAAP adjusted gross profit increased by 7% or $6 million compared to the second quarter, driven primarily by the revenue growth and improved gross margins in Semiconductor Solutions.

The Company’s non-GAAP tax rate in the quarter was 10%, approximately flat to the second quarter tax rate.  The non-GAAP tax provision in the third quarter was $3 million, which increased $0.2 million compared to the second quarter.

Cash flow from operations was $19 million in the third quarter.  The company made payments of $18 million for acquisitions and paid $7 million in dividends.  The total of cash, cash equivalents, and marketable securities reported was $232 million as of June 30, 2018.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on September 28, 2018 to stockholders of record on September 7, 2018. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fiscal Fourth Quarter 2018

The Company announced revenue and earnings guidance for the fourth quarter of fiscal 2018.  Revenue is expected to be in the range of $203 million to $213 million and non-GAAP diluted earnings per share is expected to be in the range of $0.35 to $0.43.  GAAP diluted earnings per share for the fourth quarter is expected to be in the range of $0.21 to $0.28, reflecting the impact of amortization, purchase price accounting, and anticipated restructuring charges.

Conference Call

Brooks management will webcast its third quarter earnings conference call today at 5:00 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay.  In addition, you may call 877-256-3282 (US & Canada only) or +1-212-271-4657 (international) to listen to the live webcast.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences.  Brooks' technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market as a provider of precision automation and cryogenic vacuum solutions.  Since 2011, Brooks has applied its automation and cryogenics expertise to meet the sample storage needs of customers in the life sciences industry.  Brooks' life sciences offerings include a broad range of products and services for on-site infrastructure for sample management in ‑20°C to -190°C temperatures, as well as comprehensive outsource service solutions across the complete life cycle of biological samples including collection, transportation, processing, storage, protection, retrieval and disposal.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual

Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

CONTACTS:
Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue
Products	$174,113	$141,957	$476,788	$396,684
Services	49,367	39,760	143,280	114,321
Total revenue	223,480	181,717	620,068	511,005
Cost of revenue
Products	104,443	85,658	282,977	243,360
Services	29,816	24,487	88,426	74,606
Total cost of revenue	134,259	110,145	371,403	317,966
Gross profit	89,221	71,572	248,665	193,039
Operating expenses
Research and development	14,177	11,958	40,501	34,148
Selling, general and administrative	48,283	40,016	136,695	109,496
Restructuring charges	82	828	131	2,663
Total operating expenses	62,542	52,802	177,327	146,307
Operating income	26,679	18,770	71,338	46,732
Interest income	689	137	1,193	432
Interest expense	(2,465)	(93)	(6,842)	(286)
Gain on settlement of equity method investment	—	—	—	1,847
Other expense, net	(316)	(314)	(2,228)	(848)
Income before income taxes and earnings of equity method investments	24,587	18,500	63,461	47,877
Income tax (benefit) provision	3,310	3,680	(37,720)	9,900
Income before equity in earnings of equity method investments	21,277	14,820	101,181	37,977
Equity in earnings of equity method investments	1,329	2,530	4,931	7,249
Net income	$22,606	$17,350	$106,112	$45,226
Net loss attributable to noncontrolling interest	111	—	111	—
Net income attributable to Brooks Automation, Inc.	22,717	17,350	106,223	45,226
Basic net income per share	$0.32	$0.25	$1.51	$0.65
Diluted net income per share	0.32	0.25	1.50	0.64
Dividend declared per share	0.10	0.10	0.30	0.30

Weighted average shares outstanding used in computing net income per share:
Basic	70,596	69,711	70,425	69,496
Diluted	70,978	70,405	70,933	70,198

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	June 30,	September 30,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$179,376	$101,622
Marketable securities	42,096	28
Accounts receivable, net	156,678	120,828
Inventories	132,298	106,395
Prepaid expenses and other current assets	31,432	23,138
Total current assets	541,880	352,011
Property, plant and equipment, net	61,537	58,462
Long-term marketable securities	10,511	2,642
Long-term deferred tax assets	46,312	1,692
Goodwill	282,205	233,638
Intangible assets, net	106,195	83,520
Equity method investment	37,074	28,593
Other assets	5,716	6,070
Total assets	$1,091,430	$766,628
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long term debt	$2,000	$—
Accounts payable	67,589	49,100
Deferred revenue	24,612	24,292
Accrued warranty and retrofit costs	8,759	8,054
Accrued compensation and benefits	25,727	27,065
Accrued restructuring costs	214	1,708
Accrued income taxes payable	7,953	11,417
Accrued expenses and other current liabilities	28,044	25,142
Total current liabilities	164,898	146,778
Long-term debt	194,470	—
Long-term tax reserves	1,430	1,687
Long-term deferred tax liabilities	6,545	3,748
Long-term pension liabilities	5,268	1,979
Other long-term liabilities	5,723	4,792
Total liabilities	378,334	158,984
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 84,096,224 shares issued and 70,634,355 shares outstanding at June 30, 2018, 83,294,848 shares issued and 69,832,979 shares outstanding at September 30, 2017	841	833
Additional paid-in capital	1,891,304	1,874,918
Accumulated other comprehensive income	18,373	15,213
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(997,342)	(1,082,364)
Total Brooks Automation, Inc. stockholders' equity	712,220	607,644
Noncontrolling interest in subsidiary	876	—
Total stockholders' equity	713,096	607,644
Total liabilities and stockholders' equity	$1,091,430	$766,628

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended
	June 30,
	2018	2017
Cash flows from operating activities
Net income	$106,112	$45,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,621	20,649
Gain on settlement of equity method investment	—	(1,847)
Stock-based compensation	14,999	11,081
Amortization of premium on marketable securities and deferred financing costs	565	24
Earnings of equity method investments	(4,931)	(7,249)
Loss recovery on insurance claim	(1,103)	—
Deferred income tax benefit	(48,274)	498
Other gains on disposals of assets	—	(106)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(32,887)	(14,644)
Inventories	(21,647)	(12,851)
Prepaid expenses and other current assets	(4,395)	(6,076)
Accounts payable	16,656	9,470
Deferred revenue	487	17,875
Accrued warranty and retrofit costs	(192)	1,299
Accrued compensation and tax withholdings	(1,252)	279
Accrued restructuring costs	(1,523)	(4,201)
Accrued expenses and other current liabilities	(7,478)	1,954
Net cash provided by operating activities	42,758	61,381
Cash flows from investing activities
Purchases of property, plant and equipment	(9,320)	(6,827)
Purchases of marketable securities	(58,312)	(240)
Sales and maturities of marketable securities	8,450	3,590
Acquisitions, net of cash acquired	(82,977)	(5,346)
Purchases of other investments	—	(170)
Proceeds from sales of property, plant and equipment	200	—
Net cash used in investing activities	(141,959)	(8,993)
Cash flows from financing activities
Proceeds from issuance of common stock	1,395	960
Proceeds from term loan	197,554	—
Payment of deferred financing costs	(318)	(27)
Repayment of term loan	(1,000)	—
Common stock dividends paid	(21,202)	(20,932)
Net cash provided by (used in) financing activities	176,429	(19,999)
Effects of exchange rate changes on cash and cash equivalents	526	(394)
Net increase in cash and cash equivalents	77,754	31,995
Cash and cash equivalents, beginning of period	101,622	85,086
Cash and cash equivalents, end of period	$179,376	$117,081

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets.    Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	June 30, 2018		March 31, 2018		June 30, 2017
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income attributible to Brooks Automation, Inc.	$22,717	$0.32	$67,020	$0.95	$17,350	$0.25
Adjustments:
Purchase accounting impact on inventory and contracts acquired	736	0.01	—	—	71	—
Amortization of intangible assets	6,584	0.09	5,611	0.08	4,330	0.06
Restructuring charges	82	0.00	49	0.00	828	0.01
Merger costs	2,460	0.03	2,666	0.04	3,654	0.05
Adjustment of valuation allowance against deferred tax assets	690	0.01	(46,158)	(0.65)	—	—
Tax effect of adjustments	(800)	(0.01)	(922)	(0.01)	(880)	(0.01)
Net loss attributible to noncontrolling interest	(111)	(0.00)	—	—	—	—
Non-GAAP adjusted net income attributible to Brooks Automation, Inc.	32,358	0.46	28,266	0.40	25,353	0.36
Stock based compensation, pre-tax	4,870	—	5,320	—	4,197	—
Tax rate	10%	—	10%	—	15%	—
Stock-based compensation, net of tax	4,402	0.06	4,778	0.07	3,559	0.05
Non-GAAP adjusted net income attributible to Brooks Automation, Inc.- excluding stock-based compensation	$36,760	$0.52	$33,044	$0.47	$28,912	$0.41

Shares used in computing non-GAAP diluted net income attributible to Brooks Automation, Inc. per share	—	70,978	—	70,613	—	70,405

	Nine Months Ended
	June 30, 2018		June 30, 2017
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income attributible to Brooks Automation, Inc.	$106,223	$1.50	$45,226	$0.64
Adjustments:
Purchase accounting impact on inventory and contracts acquired	1,896	0.03	523	0.01
Amortization of intangible assets	17,688	0.25	12,743	0.18
Restructuring charges	131	0.00	2,663	0.04
Merger costs	5,739	0.08	4,839	0.07
Less: Fair value adjustment of equity investment	—	—	(1,847)	(0.03)
Add: True-up of BioCision stub period adjustment	—	—	203	—
Adjustment of valuation allowance against deferred tax assets	(45,468)	(0.64)	—	—
Tax effect of adjustments	(2,301)	(0.03)	(1,856)	(0.03)
Tax Reform - rate change applied to deferred tax liabilities	(671)	(0.01)	—	—
Net loss attributible to noncontrolling interest	(111)	(0.00)	—	—
Non-GAAP adjusted net income attributible to Brooks Automation, Inc.	83,126	1.17	62,494	0.89
Stock-based compensation, pre-tax	14,999	—	11,081	—
Tax rate	11%	—	16%	—
Stock-based compensation, net of tax	13,289	$0.19	9,330	0.13
Non-GAAP adjusted net income attributible to Brooks Automation, Inc.- excluding stock-based compensation	$96,415	$1.36	$71,824	$1.02

Shares used in computing non-GAAP diluted net income attributible to Brooks Automation, Inc. per share	—	70,933	—	70,198

	Quarter Ended
	June 30, 2018		March 31, 2018		June 30, 2017
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$89,221	39.9%	$84,229	40.6%	$71,572	39.4%
Adjustments:
Amortization of completed technology	1,504	0.7%	982	0.5%	1,051	0.6%
Purchase accounting impact on inventory and contracts acquired	736	0.3%	—	0.0%	71	0.0%
Non-GAAP adjusted gross profit/gross margin percentage	$91,461	40.9%	$85,211	41.1%	$72,694	40.0%

	Nine Months Ended
	June 30, 2018		June 30, 2017
Dollars in thousands	$	%	$	%
GAAP gross profit/gross margin percentage	$248,665	40.1%	$193,039	37.8%
Adjustments:
Amortization of completed technology	3,390	0.5%	3,105	0.6%
Purchase accounting impact on inventory and contracts acquired	1,896	0.3%	523	0.1%
Non-GAAP adjusted gross profit/gross margin percentage	$253,951	41.0%	$196,667	38.5%

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2018	2018	2017	2018	2017
GAAP net income attributable to Brooks Automation, Inc.	$22,717	$67,020	$17,350	$106,223	$45,226
Adjustments:
Less: Interest income	(689)	(356)	(137)	(1,193)	(432)
Add: Interest expense	2,465	2,196	93	6,842	286
Add: Income tax provision	3,310	(43,880)	3,680	(37,720)	9,900
Add: Depreciation	3,403	3,500	2,589	9,933	7,907
Add: Amortization of completed technology	1,504	982	1,051	3,390	3,105
Add: Amortization of customer relationships and acquired intangible assets	5,080	4,629	3,279	14,298	9,638
Earnings before interest, taxes, depreciation and amortization	$37,790	$34,091	$27,905	$101,773	$75,630

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2018	2018	2017	2018	2017
Earnings before interest, taxes, depreciation and amortization	$37,790	$34,091	$27,905	$101,773	$75,630
Adjustments:
Less: Fair value adjustment of equity method investment	—	—	—	—	(1,847)
Add: Stock-based compensation	4,870	5,320	4,197	14,999	11,081
Add: Restructuring charges	82	49	828	131	2,663
Add: BioCision stub period adjustment	—	—	—	—	203
Add: Purchase accounting impact on inventory and contracts acquired	736	—	71	1,896	523
Add: Merger costs	2,460	2,666	3,654	5,739	4,839
Adjusted earnings before interest, taxes, depreciation and amortization	$45,938	$42,126	$36,655	$124,538	$93,092

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2018	2018	2017	2018	2017
GAAP selling, general and administrative expenses	$48,283	$47,236	$40,016	$136,695	$109,496
Adjustments:
Less: Amortization of customer relationships and acquired intangible assets	(5,080)	(4,629)	(3,279)	(14,298)	(9,638)
Less: Merger costs	(2,460)	(2,666)	(3,654)	(5,739)	(4,839)
Non-GAAP adjusted selling, general and administrative expenses	$40,743	$39,941	$33,083	$116,658	$95,019
Research and development expenses	$14,177	$13,125	$11,958	$40,501	$34,148
Non-GAAP adjusted operating expenses	$54,920	$53,066	$45,041	$157,159	$129,167

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2018	2018	2017	2018	2017
GAAP equity in earnings of equity method investments	$1,329	$1,422	$2,530	$4,931	$7,249
Adjustments:
Add: BioCision stub period adjustment	—	—	—	—	203
Non-GAAP adjusted equity in earnings of equity method investments	$1,329	$1,422	$2,530	$4,931	$7,452

	Brooks Semiconductor Solutions Group			Brooks Life Sciences
	Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2018	2018	2017	2018	2018	2017
GAAP gross profit	$70,634	$65,299	$58,083	$18,587	$18,930	$13,489
Adjustments:
Amortization of completed technology	1,147	570	626	357	412	425
Purchase accounting impact on inventory and contracts acquired	736	—	—	—	—	71
Non-GAAP adjusted gross profit	$72,517	$65,869	$58,709	$18,944	$19,342	$13,985

	Brooks Semiconductor Solutions Group		Brooks Life Sciences
	Nine Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
Dollars in thousands	2018	2017	2018	2017
GAAP gross profit	$195,386	$154,877	$53,279	$38,162
Adjustments:
Amortization of completed technology	2,250	1,879	1,140	1,226
Purchase accounting impact on inventory and contracts acquired	736	125	1,160	398
Non-GAAP adjusted gross profit	$198,372	$156,881	$55,579	$39,786

	Brooks Semiconductor Solutions Group			Brooks Life Sciences
	Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2018	2018	2017	2018	2018	2017
GAAP gross margin	40.6%	41.1%	40.1%	37.4%	39.0%	36.7%
Adjustments:
Amortization of completed technology	0.7%	0.4%	0.4%	0.7%	0.8%	1.2%
Purchase accounting impact on inventory and contracts acquired	0.4%	—	—%	—%	—%	0.2%
Non-GAAP adjusted gross margin	41.7%	41.5%	40.5%	38.1%	39.8%	38.0%

	Brooks Semiconductor Solutions Group		Brooks Life Sciences
	Nine Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
Dollars in thousands	2018	2017	2018	2017
GAAP gross margin	41.2%	38.1%	36.6%	36.4%
Adjustments:
Amortization of completed technology	0.5%	0.5%	0.8%	1.2%
Purchase accounting impact on inventory and contracts acquired	0.1%	—%	0.8%	0.4%
Non-GAAP adjusted gross margin	41.8%	38.6%	38.2%	38.0%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2018	2018	2017	2018	2018	2017	2018	2018	2017
GAAP operating profit	$33,674	$30,836	$26,188	$2,034	$2,683	$1,134	$35,708	$33,519	$27,322
Adjustments:
Amortization of completed technology	1,147	570	626	357	412	425	1,504	982	1,051
Purchase accounting impact on inventory and contracts acquired	736	—		—	—	71	736	—	71
Non-GAAP adjusted operating profit	$35,557	$31,406	$26,814	$2,391	$3,095	$1,630	$37,948	$34,501	$28,444

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2018	2018	2017	2018	2018	2017	2018	2018	2017
GAAP operating profit (loss)	$35,708	$33,519	$27,322	$(9,029)	$(9,700)	$(8,552)	$26,679	$23,819	$18,770
Adjustments:
Amortization of completed technology	1,504	982	1,051	—	—	—	1,504	982	1,051
Amortization of customer relationships and acquired intangible assets	—	—	—	5,080	4,629	3,279	5,080	4,629	3,279
Restructuring charges	—	—	—	82	49	828	82	49	828
Purchase accounting impact on inventory and contracts acquired	736	—	71	—	—	—	736	—	71
Merger costs	—	—	—	2,460	2,666	3,654	2,460	2,666	3,654
Non-GAAP adjusted operating profit (loss)	$37,948	$34,501	$28,444	$(1,407)	$(2,356)	$(791)	$36,541	$32,145	$27,653

	Brooks Semiconductor Solutions Group		Brooks Life Sciences		Total Segments
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
GAAP operating profit	$90,872	$63,562	$4,577	$2,535	$95,449	$66,097
Adjustments:
Amortization of completed technology	2,250	1,879	1,140	1,226	3,390	3,105
Purchase accounting impact on inventory and contracts acquired	736	125	1,160	398	1,896	523
Non-GAAP adjusted operating profit	$93,858	$65,566	$6,877	$4,159	$100,735	$69,725

	Total Segments		Corporate		Total
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
GAAP operating profit (loss)	$95,449	$66,097	$(24,111)	$(19,365)	$71,338	$46,732
Adjustments:
Amortization of completed technology	3,390	3,105	—	—	3,390	3,105
Amortization of customer relationships and acquired intangible assets	—	—	14,298	9,638	14,298	9,638
Restructuring charges	—	—	131	2,663	131	2,663
Purchase accounting impact on inventory and contracts acquired	1,896	523	—	—	1,896	523
Merger costs	—	—	5,739	4,839	5,739	4,839
Non-GAAP adjusted operating profit (loss)	$100,735	$69,725	$(3,943)	$(2,225)	$96,792	$67,500